Exhibit 99.1

Praxair Reports Third-Quarter 2017 Results

  Solid financial performance
    Sales of $2.9 billion, 8% above prior-year quarter
    $0.8 billion of operating cash flow or 27% of sales
    Record free cash flow of $0.5 billion, 15% above prior-year quarter
    EPS of $1.45; adjusted EPS of $1.50
    Raised full-year adjusted EPS guidance
  Execution of our core strategy
    Volume growth +5%, price attainment +1% vs. prior-year quarter
    Backlog $1.5 billion; includes four new project wins in the U.S. and Asia
  Continued progress on merger with Linde AG
    Strong Praxair shareholder support in favor of merger with Linde AG; 99% of votes cast approved the deal
    German offer minimum acceptance threshold lowered to 60%; offer period extended through November 7, 2017

DANBURY, Conn.--(BUSINESS WIRE)--October 26, 2017--Praxair, Inc. (NYSE: PX) reported third-quarter net income and diluted earnings per share of $419 million and $1.45, respectively. These results include transaction and other costs of $14 million after-tax, or 5 cents of diluted earnings per share, primarily related to the proposed merger with Linde AG. Excluding this charge, adjusted net income and diluted earnings per share were $433 million and $1.50, respectively.

Praxair’s sales in the third quarter were $2,922 million, 8% above the prior-year quarter. After adjusting for positive currency translation and cost pass-through, sales grew 6%, driven by higher volumes across all geographic segments including new project start-ups, growth in all end-markets, and price attainment.

Reported operating profit in the third quarter was $626 million, 26% above the prior-year quarter. Excluding the impact of transaction and other costs, adjusted operating profit was $642 million, 8% above prior-year quarter. Reported operating profit as a percentage of sales was 21.4% and adjusted operating profit as a percentage of sales was 22.0%. EBITDA margin was 32.0% and adjusted EBITDA margin was 32.6%.

The company generated strong third-quarter cash flow from operations of $794 million, 27% of sales. After capital expenditures of $320 million, free cash flow was $474 million, up 15% over the prior-year quarter. The company paid $225 million in dividends and net debt decreased by $202 million.

Commenting on the financial results and business outlook, Chairman and Chief Executive Officer Steve Angel said, “Praxair employees delivered another strong quarter with operating profit growing 8% and record free cash flow of $ 0.5 billion.

“The third quarter extended prior trends with growing demand in North America, Europe and Asia, but continued weakness in South America. Furthermore, our backlog grew to $1.5 billion with the addition of four new long-term on-site supply agreements in the U.S. and Asia. Most of this backlog supports the significant energy and petrochemical expansions in the U.S. Gulf Coast although we continue to see more opportunities in Asia, especially in the electronics end-market. We remain confident in our ability to win additional projects as these markets continue to develop.

“Additionally, during the third quarter, Praxair shareholders approved our business combination with Linde AG with 99% of votes cast in favor of the merger. Currently, the business combination remains subject to the satisfaction of all other transaction closing conditions, including successfully completing Linde plc’s exchange offer for Linde AG shares, and the receipt of all regulatory approvals.”

For fourth-quarter 2017, Praxair expects diluted earnings per share in the range of $1.45 to $1.50, excluding transaction costs related to the proposed merger.

For full-year 2017, Praxair expects adjusted diluted earnings per share to be in the range of $5.78 to $5.83, with the midpoint up $0.12 versus prior guidance. This range excludes transaction costs related to the proposed merger and a pension settlement charge. Full-year capital expenditures are expected to be approximately $1.4 billion.

Following is additional detail on third-quarter 2017 results by segment.

In North America, third-quarter sales were $1,518 million, 4% above the prior-year quarter excluding cost-pass through and currency translation. Sales growth was driven mainly by stronger volumes to the electronics, aerospace, metals and food & beverage end-markets and higher price. Operating profit was $386 million, 6% above the prior-year quarter.

In Europe, third-quarter sales were $407 million, 11% above the prior-year quarter. Excluding currency and cost pass-through, sales grew 5% from the prior-year due to higher volumes, primarily led by the metals, food & beverage and manufacturing end-markets and higher price. Operating profit was $78 million, 8% above the prior-year quarter.

In South America, third-quarter sales were $389 million, 3% above the prior-year quarter. Excluding positive currency translation, sales increased 2% versus the prior-year driven by higher volumes to chemicals and metals end-markets and project start-ups. Operating profit was $63 million.

Sales in Asia were $451 million in the quarter, up 15% from the prior-year driven by higher volumes in China, Korea and India, project start-ups and 2% price attainment, driven mostly by China. Operating profit was $88 million, 29% above the prior-year quarter.

Praxair Surface Technologies had third-quarter sales of $157 million, up 4% excluding positive currency impact. Sales growth was driven primarily by aerospace coatings. Operating profit was $27 million.

Praxair, Inc. is a leading industrial gas company in North and South America and one of the largest worldwide. With market capitalization of approximately $40 billion and 2016 sales of $11 billion, the company employs over 26,000 people globally and has been named to the Dow Jones® World Sustainability Index for 15 consecutive years. Praxair produces, sells and distributes atmospheric, process and specialty gases, and high-performance surface coatings. Our products, services and technologies are making our planet more productive by bringing efficiency and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, primary metals and many others. For more information about the company, please visit our website at www.praxair.com.

Adjusted amounts, EBITDA, free cash flow and after-tax return on capital are non-GAAP measures. See the attachments for a summary of non-GAAP reconciliations and calculations of non-GAAP measures.

Attachments: Summary Non-GAAP Reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information, Quarterly Financial Summary and Appendix: Non-GAAP Measures.

A teleconference about Praxair’s third-quarter results is being held this morning, October 26, 2017 at 11:00 am Eastern Time. The number is (631) 485-4849 – Conference ID: 96035710. The call is also available as a webcast live and on-demand at www.praxair.com/investors. Materials to be used in the teleconference are also available on the website.

Additional Information and Where to Find It

In connection with the proposed business combination between Praxair, Inc. (“Praxair”) and Linde AG (“Linde”), Linde plc has filed a Registration Statement on Form S-4 (which Registration Statement was declared effective on August 14, 2017) with the SEC that includes (1) a proxy statement of Praxair that also constitutes a prospectus for Linde plc and (2) an offering prospectus of Linde plc to be used in connection with Linde plc’s offer to acquire Linde shares held by U.S. holders. Praxair has mailed the proxy statement/prospectus to its stockholders in connection with the vote to approve the merger of Praxair and an indirect wholly-owned subsidiary of Linde plc, and Linde plc has distributed the offering prospectus to Linde shareholders in the United States in connection with Linde plc’s offer to acquire all of the outstanding shares of Linde. Linde plc has also filed an offer document with the German Federal Financial Supervisory Authority (Bundesanstalt fuer Finanzdienstleistungsaufsicht) (“BaFin”) which was approved for publication by BaFin on August 14, 2017, published by Linde plc on August 15, 2017, and amended by Linde plc on October 23, 2017 (the “offer document”). Praxair’s stockholders approved the merger at Praxair’s special meeting held on September 27, 2017. The consummation of the proposed business combination remains subject to regulatory approvals and other customary closing conditions.

INVESTORS AND SECURITY HOLDERS OF LINDE ARE URGED TO READ THE OFFER DOCUMENT REGARDING THE PROPOSED BUSINESS COMBINATION TRANSACTION AND OFFER BECAUSE IT CONTAINS IMPORTANT INFORMATION. You may obtain a free copy of documents filed by Praxair, Linde and Linde plc with the SEC on the SEC’s Web site at www.sec.gov. The offer document is available for free at Linde plc’s Web site at www.lindepraxairmerger.com. Furthermore, the offer document is available at BaFin’s Web site for free at www.bafin.de. You may also obtain a copy of the offer document from Deutsche Bank Aktiengesellschaft, Taunusanlage 12, 60325 Frankfurt am Main, Germany for distribution free of charge (also available from Deutsche Bank Aktiengesellschaft via e-mail to dct.tender-offers@db.com or by telefax to +49 69 910 38794).

This document is neither an offer to purchase nor a solicitation of an offer to sell shares of Linde plc, Praxair or Linde. The final terms and further provisions regarding the public offer are disclosed in the offer document and in documents filed with the SEC. No money, securities or other consideration is being solicited, and, if sent in response to the information contained herein, will not be accepted. The information contained herein should not be considered as a recommendation that any person should subscribe for or purchase any securities.

No offering of securities shall be made except by means of a prospectus meeting the requirements of the U.S. Securities Act of 1933, as amended, and applicable European and German regulations. The distribution of this document may be restricted by law in certain jurisdictions and persons into whose possession any document or other information referred to herein come should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction. Subject to the exceptions described in the offer document and to any exceptions potentially granted by the respective regulatory authorities, no offering of securities will be made directly or indirectly in any jurisdiction where to do so would be a violation of the respective national laws.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the expected timing and likelihood of the completion of the contemplated business combination with Linde AG, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals that could reduce anticipated benefits or cause the parties to abandon the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination agreement; the ability to successfully complete the proposed business combination and the exchange offer, including satisfying closing conditions; the success of the business following the proposed business combination; the ability to successfully integrate the Praxair and Linde businesses; the possibility that the requisite number of Linde shares may not be tendered in the public offer; the risk that the combined company may be unable to achieve expected synergies or that it may take longer or be more costly than expected to achieve those synergies; the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; the impact of potential unusual or non-recurring items; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from the GAAP or adjusted projections or estimates contained in the forward-looking statements. The company assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A (Risk Factors) in the company’s latest Annual Report on Form 10-K filed with the SEC and in the proxy statement/prospectus and the offering prospectus included in the Registration Statement on Form S-4 (which Registration Statement was declared effective on August 14, 2017) filed by Linde plc with the SEC which should be reviewed carefully. Please consider the company’s forward-looking statements in light of those risks.

PRAXAIR, INC. AND SUBSIDIARIES
SUMMARY NON-GAAP RECONCILIATIONS
(UNAUDITED)

The following adjusted amounts are Non-GAAP measures and are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. See the Non-GAAP reconciliations starting on page 11 for additional details relating to the Non-GAAP adjustments.

(Millions of dollars, except per share amounts)

	Sales		Operating Profit		Net Income - Praxair, Inc.		Diluted EPS
	2017	2016	2017	2016	2017	2016	2017	2016
Quarter Ended September 30
Reported GAAP Amounts	$2,922	$2,716	$626	$497	$419	$339	$1.45	$1.18
Transaction costs (a)	—	—	14	—	13	—	0.05	—
Pension settlement charges (b)	—	—	2	4	1	3	—	0.01
Cost reduction program and other charges (c)	—	—	—	96	—	63	—	0.22
Total adjustments	—	—	16	100	14	66	0.05	0.23
Adjusted amounts	$2,922	$2,716	$642	$597	$433	$405	$1.50	$1.41

Year To Date September 30
Reported GAAP Amounts	$8,484	$7,890	$1,812	$1,639	$1,214	$1,094	$4.21	$3.80
Transaction costs (a)	—	—	35	—	34	—	0.12	—
Pension settlement charges (b)	—	—	2	4	1	3	—	0.01
Cost reduction program and other charges (c)	—	—	—	96	—	63	—	0.22
Bond redemption (d)	—	—	—	—	—	10	—	0.04
Total adjustments	—	—	37	100	35	76	0.12	0.27
Adjusted amounts	$8,484	$7,890	$1,849	$1,739	$1,249	$1,170	$4.33	$4.07

(a) Charges in the 2017 first, second and third quarters for transaction costs related to the potential Linde merger.
(b) Pension settlement charges were recorded in the third quarter of 2017 related to lump sum benefit payments made from an international pension plan and in the third quarter of 2016 related to lump sum benefit payments made from the U.S. supplemental pension plan.
(c) Charges in the 2016 third quarter related to the cost reduction program and other charges.
(d) Charge to interest expense in the 2016 first quarter related to a bond redemption.

PRAXAIR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter Ended		Year to Date
	September 30,		September 30,
	2017	2016	2017	2016

SALES	$2,922	$2,716	$8,484	$7,890
Cost of sales	1,652	1,533	4,795	4,382
Selling, general and administrative	304	291	891	873
Depreciation and amortization	298	284	877	837
Research and development	23	22	69	69
Transaction costs and other charges	16	100	37	100
Other income (expense) - net	(3)	11	(3)	10
OPERATING PROFIT	626	497	1,812	1,639
Interest expense - net	41	43	120	152
INCOME BEFORE INCOME TAXES AND EQUITY INVESTMENTS	585	454	1,692	1,487
Income taxes	162	120	468	399
INCOME BEFORE EQUITY INVESTMENTS	423	334	1,224	1,088
Income from equity investments	12	10	35	31
NET INCOME (INCLUDING NONCONTROLLING INTERESTS)	435	344	1,259	1,119
Less: noncontrolling interests	(16)	(5)	(45)	(25)
NET INCOME - PRAXAIR, INC.	$419	$339	$1,214	$1,094

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS

Basic earnings per share	$1.46	$1.19	$4.24	$3.83

Diluted earnings per share	$1.45	$1.18	$4.21	$3.80

Cash dividends	$0.7875	$0.75	$2.36	$2.25

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)	286,467	285,858	286,022	285,663
Diluted shares outstanding (000's)	289,216	288,195	288,524	287,727

Note: See page 5 for a reconciliation to 2017 adjusted amounts which are Non-GAAP.

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions of dollars)
(UNAUDITED)

	September 30,	December 31,
	2017	2016
ASSETS
Cash and cash equivalents	$607	$524
Accounts receivable - net	1,809	1,641
Inventories	587	550
Prepaid and other current assets	240	165
TOTAL CURRENT ASSETS	3,243	2,880
Property, plant and equipment - net	11,992	11,477
Goodwill	3,234	3,117
Other intangibles - net	563	583
Other long-term assets	1,343	1,275
TOTAL ASSETS	$20,375	$19,332

LIABILITIES AND EQUITY
Accounts payable	$947	$906
Short-term debt	84	434
Current portion of long-term debt	910	164
Other current liabilities	981	974
TOTAL CURRENT LIABILITIES	2,922	2,478
Long-term debt	8,243	8,917
Other long-term liabilities	2,468	2,485
TOTAL LIABILITIES	13,633	13,880

REDEEMABLE NONCONTROLLING INTERESTS	11	11

PRAXAIR, INC. SHAREHOLDERS' EQUITY:
Common stock	4	4
Additional paid-in capital	4,091	4,074
Retained earnings	13,417	12,879
Accumulated other comprehensive income (loss)	(4,025)	(4,600)
Less: Treasury stock, at cost	(7,231)	(7,336)
Total Praxair, Inc. Shareholders' Equity	6,256	5,021
Noncontrolling interests	475	420
TOTAL EQUITY	6,731	5,441
TOTAL LIABILITIES AND EQUITY	$20,375	$19,332

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	September 30,		September 30,
	2017	2016	2017	2016
OPERATIONS
Net income - Praxair, Inc.	$419	$339	$1,214	$1,094
Noncontrolling interests	16	5	45	25
Net income (including noncontrolling interests)	435	344	1,259	1,119

Adjustments to reconcile net income to net cash provided
by operating activities:
Transaction costs and other charges, net of payments	10	93	27	93
Depreciation and amortization	298	284	877	837
Accounts Receivable	12	17	(83)	(44)
Inventory	(6)	19	(11)	11
Payables and accruals	35	69	11	6
Pension contributions	(8)	(2)	(14)	(8)
Deferred income taxes and other	18	(36)	139	33
Net cash provided by operating activities	794	788	2,205	2,047

INVESTING
Capital expenditures	(320)	(376)	(972)	(1,056)
Acquisitions, net of cash acquired	(16)	(20)	(18)	(345)
Divestitures and asset sales	5	33	22	41
Net cash used for investing activities	(331)	(363)	(968)	(1,360)

FINANCING
Debt increase (decrease) - net	(197)	(134)	(502)	556
Issuances of common stock	20	49	90	109
Purchases of common stock	—	(50)	(11)	(133)
Cash dividends - Praxair, Inc. shareholders	(225)	(214)	(675)	(642)
Noncontrolling interest transactions and other	(1)	(13)	(85)	(122)
Net cash provided by (used for) financing activities	(403)	(362)	(1,183)	(232)

Effect of exchange rate changes on cash and cash equivalents	12	(3)	29	25

Change in cash and cash equivalents	72	60	83	480
Cash and cash equivalents, beginning-of-period	535	567	524	147

Cash and cash equivalents, end-of-period	$607	$627	$607	$627

PRAXAIR, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	September 30,		September 30,
	2017	2016	2017	2016
SALES
North America	$1,518	$1,431	$4,481	$4,195
Europe	407	366	1,146	1,041
South America	389	378	1,131	1,047
Asia	451	391	1,268	1,160
Surface Technologies	157	150	458	447
Consolidated sales	$2,922	$2,716	$8,484	$7,890

OPERATING PROFIT
North America	$386	$363	$1,121	$1,071
Europe	78	72	217	202
South America	63	68	190	193
Asia	88	68	243	198
Surface Technologies	27	26	78	75
Segment operating profit	$642	$597	$1,849	$1,739
Transaction costs and other charges	(16)	(100)	(37)	(100)
Total operating profit	$626	$497	$1,812	$1,639

PRAXAIR, INC. AND SUBSIDIARIES
QUARTERLY FINANCIAL SUMMARY
(Millions of dollars, except per share data)
(UNAUDITED)

	2017 (b)			2016 (c)
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
FROM THE INCOME STATEMENT
Sales	$2,922	$2,834	$2,728	$2,644	$2,716	$2,665	$2,509
Cost of sales	1,652	1,598	1,545	1,478	1,533	1,468	1,381
Selling, general and administrative	304	308	279	272	291	308	274
Depreciation and amortization	298	292	287	285	284	281	272
Research and development	23	23	23	23	22	24	23
Transaction costs and other charges	16	15	6	—	100	—	—
Other income (expense) - net	(3)	6	(6)	13	11	4	(5)
Operating profit	626	604	582	599	497	588	554
Interest expense - net	41	38	41	38	43	44	65
Income taxes	162	157	149	152	120	146	133
Income from equity investments	12	11	12	10	10	11	10
Net income (including noncontrolling interests)	435	420	404	419	344	409	366
Less: noncontrolling interests	(16)	(14)	(15)	(13)	(5)	(10)	(10)
Net income - Praxair, Inc.	$419	$406	$389	$406	$339	$399	$356

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS
Diluted earnings per share	$1.45	$1.41	$1.35	$1.41	$1.18	$1.39	$1.24
Cash dividends per share	$0.7875	$0.7875	$0.7875	$0.75	$0.75	$0.75	$0.75
Diluted weighted average shares outstanding (000's)	289,216	288,535	287,384	287,956	288,195	287,727	286,665

ADJUSTED AMOUNTS (a)
Operating profit	$642	$619	$588	$599	$597	$588	$554
Operating margin	22.0%	21.8%	21.6%	22.7%	22.0%	22.1%	22.1%
Net Income	$433	$421	$395	$406	$405	$399	$366
Diluted earnings per share	$1.50	$1.46	$1.37	$1.41	$1.41	$1.39	$1.28

FROM THE BALANCE SHEET
Net debt (a)	$8,630	$8,832	$8,849	$8,991	$9,215	$9,389	$9,183
Capital (a)	$15,372	$15,102	$14,824	$14,443	$14,864	$14,948	$14,607

FROM THE STATEMENT OF CASH FLOWS
Cash flow from operations	$794	$701	$710	$726	$788	$706	$553
Cash flow provided by (used for) investing activities	(331)	(313)	(324)	(410)	(363)	(613)	(384)
Cash flow provided by (used for) financing activities	(403)	(384)	(396)	(411)	(362)	249	(119)
Capital expenditures	320	325	327	409	376	357	323
Acquisitions	16	1	1	18	20	262	63
Cash dividends	225	225	225	214	214	214	214

OTHER INFORMATION
After-tax return on capital (ROC) (a)	12.0%	11.5%	11.5%	11.5%	11.6%	12.1%	11.5%
Adjusted after-tax ROC (a)	12.3%	12.1%	12.0%	12.0%	12.1%	12.2%	12.4%
EBITDA (a)	$936	$907	$881	$894	$791	$880	$836
EBITDA margin (a)	32.0%	32.0%	32.3%	33.8%	29.1%	33.0%	33.3%
Adjusted EBITDA (a)	$952	$922	$887	$894	$891	$880	$836
Adjusted EBITDA margin (a)	32.6%	32.5%	32.5%	33.8%	32.8%	33.0%	33.3%
Number of employees	26,531	26,487	26,420	26,498	26,680	26,896	26,558

SEGMENT DATA
SALES
North America	$1,518	$1,505	$1,458	$1,397	$1,431	$1,411	$1,353
Europe	407	383	356	351	366	355	320
South America	389	373	369	352	378	358	311
Asia	451	422	395	395	391	393	376
Surface Technologies	157	151	150	149	150	148	149
Total sales	$2,922	$2,834	$2,728	$2,644	$2,716	$2,665	$2,509
OPERATING PROFIT
North America	$386	$378	$357	$359	$363	$359	$349
Europe	78	73	66	71	72	68	62
South America	63	63	64	64	68	70	55
Asia	88	80	75	78	68	67	63
Surface Technologies	27	25	26	27	26	24	25
Segment operating profit	642	619	588	599	597	588	554
Transaction costs and other charges	(16)	(15)	(6)	—	(100)	—	—
Total operating profit	$626	$604	$582	$599	$497	$588	$554

(a) Non-GAAP measure, see Appendix.

(b) 2017 includes (i) an after-tax charge of $6 million ($0.02 per diluted share) in the first quarter for transaction costs related to the potential Linde merger, (ii) an after- tax charge of $15 million ($0.05 per diluted share) in the second quarter for transaction costs related to the potential Linde merger, (iii) a pre-tax charge of $14 million ($13 million after-tax or $0.05 per diluted share) in the third quarter for transaction costs related to the potential Linde merger and (iv) a pension settlement charge of $2 million ($1 million after-tax) related to lump sum benefit payments made from an international pension plan.

(c) 2016 includes (i) a $16 million charge to interest expense ($10 million after-tax, or $0.04 per diluted share) in the first quarter related to the redemption of the $325 million 5.20% notes due 2017, (ii) a pre-tax pension settlement charge of $4 million ($3 million after-tax, or $0.01 per diluted share) in the third quarter related to lump sum benefit payments made from the U.S. supplemental pension plan, and (iii) pre-tax charges of $96 million ($63 million after-tax and non-controlling interests, or $0.22 per diluted share) in the third quarter, primarily related to cost reduction actions.

PRAXAIR, INC. AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES
(Millions of dollars, except per share data)
(UNAUDITED)

The following Non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s financial leverage, return on capital and operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. Adjusted amounts exclude the impacts of the 2017 first, second and third quarter transaction costs, 2017 third quarter pension settlement, 2016 third quarter cost reduction program and pension settlement, 2016 first quarter bond redemption, 2015 third quarter cost reduction program and pension settlement, and 2015 second quarter cost reduction program and other charges.

Adjusted Amounts
	Year-to-date September 30,	Third Quarter	Second Quarter	First Quarter	Year	Year-to-date September 30,	Third Quarter	First Quarter	Year	Year-to-date September 30,	Third Quarter	Second Quarter
	2017	2017	2017	2017	2016	2016	2016	2016	2015	2015	2015	2015
Adjusted Operating Profit and Operating Profit Margin
Reported operating profit	$1,812	$626	$604	$582	$2,238	$1,639	$497	$554	$2,321	$1,697	$594	$480
Add: Cost reduction program and other charges	—	—	—	—	96	96	96	—	165	165	19	146
Add: Pension settlement charge	2	2	—	—	4	4	4	—	7	7	7	—
Add: Transaction costs	35	14	15	6	—	—	—	—	—	—	—	—
Total adjustments	37	16	15	6	100	100	100	—	172	172	26	146
Adjusted operating profit	$1,849	$642	$619	$588	$2,338	$1,739	$597	$554	$2,493	$1,869	$620	$626

Reported percentage change	11%	26%
Adjusted percentage change	6%	8%

Reported sales	$8,484	$2,922	$2,834	$2,728	$10,534	$7,890	$2,716	$2,509	$10,776	$8,181	$2,686	$2,738
Adjusted operating profit margin	21.8%	22.0%	21.8%	21.6%	22.2%	22.0%	22.0%	22.1%	23.1%	22.8%	23.1%	22.9%

Adjusted Interest Expense - net
Reported interest expense - net	$120	$41	$38	$41	$190	$152	$43	$65	$161	$119	$35	$40
Less: Bond redemption	—	—	—	—	(16)	(16)	—	(16)	—	—	—	—
Adjusted interest expense - net	$120	$41	$38	$41	$174	$136	$43	$49	$161	$119	$35	$40

Adjusted Income Taxes
Reported income taxes	$468	$162	$157	$149	$551	$399	$120	$133	$612	$449	$156	$131
Add: Cost reduction program and other charges	—	—	—	—	28	28	28	—	39	39	6	33
Add: Bond redemption	—	—	—	—	6	6	—	6	—	—	—	—
Add: Pension settlement charge	1	1	—	—	1	1	1	—	2	2	2	—
Add: Transaction costs	1	1	—	—	—	—	—	—	—	—	—	—
Total adjustments	2	2	—	—	35	35	29	6	41	41	8	33
Adjusted income taxes	$470	$164	$157	$149	$586	$434	$149	$139	$653	$490	$164	$164

Adjusted Effective Tax Rate
Reported income before income taxes and equity investments	$1,692	$585	$566	$541	$2,048	$1,487	$454	$489	$2,160	$1,578	$559	$440
Add: Cost reduction program and other charges	—	—	—	—	96	96	96	—	165	165	19	146
Add: Bond redemption	—	—	—	—	16	16	—	16	—	—	—	—
Add: Pension settlement charge	2	2	—	—	4	4	4	—	7	7	7	—
Add: Transaction costs	35	14	15	6	—	—	—	—	—	—	—	—
Total adjustments	37	16	15	6	116	116	100	16	172	172	26	146
Adjusted income before income taxes and equity investments	$1,729	$601	$581	$547	$2,164	$1,603	$554	$505	$2,332	$1,750	$585	$586

Reported effective tax rate	27.7%	27.7%	27.7%	27.5%	26.9%	26.8%	26.4%	27.2%	28.3%	28.5%	27.9%	29.8%
Adjusted effective tax rate	27.2%	27.3%	27.0%	27.2%	27.1%	27.1%	26.9%	27.5%	28.0%	28.0%	28.0%	28.0%

Adjusted Noncontrolling Interests
Reported noncontrolling interests	$45	$16	$14	$15	$38	$25	$5	$10	$44	$35	$12	$11
Add: Cost reduction program and other charges	—	—	—	—	5	5	5	—	1	1	—	1
Total adjustments	—	—	—	—	5	5	5	—	1	1	—	1
Adjusted noncontrolling interests	$45	$16	$14	$15	$43	$30	$10	$10	$45	$36	$12	$12

Adjusted Net Income - Praxair, Inc.
Reported net income - Praxair, Inc.	$1,214	$419	$406	$389	$1,500	$1,094	$339	$356	$1,547	$1,125	$401	$308
Add: Cost reduction program and other charges	—	—	—	—	63	63	63	—	125	125	13	112
Add: Bond redemption	—	—	—	—	10	10	—	10	—	—	—	—
Add: Pension settlement charge	1	1	—	—	3	3	3	—	5	5	5	—
Add: Transaction costs	34	13	15	6	—	—	—	—	—	—	—	—
Total adjustments	35	14	15	6	76	76	66	10	130	130	18	112
Adjusted net income - Praxair, Inc.	$1,249	$433	$421	$395	$1,576	$1,170	$405	$366	$1,677	$1,255	$419	$420

Reported percentage change	11%	24%
Adjusted percentage change	7%	7%

Adjusted Diluted EPS
Reported diluted EPS	$4.21	$1.45	$1.41	$1.35	$5.21	$3.80	$1.18	$1.24	$5.35	$3.88	$1.40	$1.06
Add: Cost reduction program and other charges	—	—	—	—	0.22	0.22	0.22	—	0.43	0.43	0.04	0.39
Add: Bond redemption	—	—	—	—	0.04	0.04	—	0.04	—	—	—	—
Add: Pension settlement charge	—	—	—	—	0.01	0.01	0.01	—	0.02	0.02	0.02	—
Add: Transaction costs	0.12	0.05	0.05	0.02	—	—	—	—	—	—	—	—
Total adjustments	0.12	0.05	0.05	0.02	0.27	0.27	0.23	0.04	0.45	0.45	0.06	0.39
Adjusted diluted EPS	$4.33	$1.50	$1.46	$1.37	$5.48	$4.07	$1.41	$1.28	$5.80	$4.33	$1.46	$1.45

Reported percentage change	11%	23%
Adjusted percentage change	6%	6%

Cash Income Taxes and Interest
Income taxes paid					$585				$420
Interest paid, net of interest capitalized and excluding bond redemption					$173				$174

Full Year 2017 Diluted EPS Guidance
		Full Year 2017
		Low End	High End

2017 GAAP diluted EPS guidance		$5.66	$5.71
Add: Q1, Q2 and Q3 Transaction costs (excludes future merger transaction costs)		0.12	0.12
2017 adjusted diluted EPS guidance		$5.78	$5.83
2016 adjusted diluted EPS (see above for full year reconciliation)		$5.48	$5.48

Adjusted percentage change		5%	6%

	2017			2016				2015
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Free Cash Flow (FCF) - Free cash flow is a measure used by investors, financial analysts and management to evaluate the ability of a company to pursue opportunities that enhance shareholder value. FCF equals cash flow from operations less capital expenditures.

Operating cash flow	$794	$701	$710	$726	$788	$706	$553	$791	$676	$710	$518
Less: capital expenditures	(320)	(325)	(327)	(409)	(376)	(357)	(323)	(387)	(405)	(352)	(397)
Free Cash Flow	$474	$376	$383	$317	$412	$349	$230	$404	$271	$358	$121

Net Debt, Capital and Debt-to-Capital Ratio - The debt-to-capital ratio is a measure used by investors, financial analysts and management to provide a measure of financial leverage and insights into how the company is financing its operations.

Debt	$9,237	$9,367	$9,368	$9,515	$9,842	$9,956	$9,404	$9,231	$9,480	$9,313	$9,360
Less: cash and cash equivalents	(607)	(535)	(519)	(524)	(627)	(567)	(221)	(147)	(136)	(136)	(117)
Net debt	8,630	8,832	8,849	8,991	9,215	9,389	9,183	9,084	9,344	9,177	9,243
Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	11	10	10	11	11	12	119	113	169	175	170
Praxair, Inc. shareholders' equity	6,256	5,807	5,529	5,021	5,245	5,140	4,888	4,389	4,264	4,964	5,018
Noncontrolling interests	475	453	436	420	393	407	417	404	380	380	375
Total equity and redeemable noncontrolling interests	6,742	6,270	5,975	5,452	5,649	5,559	5,424	4,906	4,813	5,519	5,563
Capital	$15,372	$15,102	$14,824	$14,443	$14,864	$14,948	$14,607	$13,990	$14,157	$14,696	$14,806

Debt-to-capital	56.1%	58.5%	59.7%	62.3%	62.0%	62.8%	62.9%	64.9%	66.0%	62.4%	62.4%

After-tax Return on Capital and Adjusted After-tax Return on Capital (ROC)- After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Praxair, Inc. shareholders’ equity).

Reported net income - Praxair, Inc.	$419	$406	$389	$406	$339	$399	$356	$422	$401	$308	$416
Add: noncontrolling interests	16	14	15	13	5	10	10	9	12	11	12
Add: interest expense - net	41	38	41	38	43	44	65	42	35	40	44
Less: tax benefit on interest expense - net *	(11)	(11)	(12)	(10)	(12)	(12)	(20)	(12)	(10)	(11)	(12)
Net operating profit after-tax (NOPAT)	$465	$447	$433	$447	$375	$441	$411	$461	$438	$348	$460

Pre-tax Adjustments:
Add: Cost reduction program and other charges	—	—	—	—	96	—	—	—	19	146	—
Add: Pension settlement charge	2	—	—	—	4	—	—	—	7	—	—
Add: Transaction costs	14	15	6	—	—	—	—	—	—	—	—
Less: income taxes on pre-tax adjustments	—	—	—	—	(29)	—	—	—	(8)	(33)	—
Adjusted NOPAT	$481	$462	$439	$447	$446	$441	$411	$461	$456	$461	$460

4-quarter trailing NOPAT	$1,792	$1,702	$1,696	$1,674	$1,688	$1,751	$1,658	$1,707	$1,616	$1,700	$1,864
4-quarter trailing adjusted NOPAT	$1,829	$1,794	$1,773	$1,745	$1,759	$1,769	$1,789	$1,838	$1,879	$1,945	$1,996

Ending capital (see above)	$15,372	$15,102	$14,824	$14,443	$14,864	$14,948	$14,607	$13,990	$14,157	$14,696	$14,806
5-quarter average ending capital	$14,921	$14,836	$14,737	$14,570	$14,513	$14,480	$14,451	$14,587	$14,999	$15,460	$15,777

After-tax ROC (4-quarter trailing NOPAT / 5-quarter average capital)	12.0%	11.5%	11.5%	11.5%	11.6%	12.1%	11.5%	11.7%	10.8%	11.0%	11.8%
Adjusted after-tax ROC (4-quarter trailing adjusted NOPAT / 5-quarter average capital)	12.3%	12.1%	12.0%	12.0%	12.1%	12.2%	12.4%	12.6%	12.5%	12.6%	12.7%

* Tax benefit on interest expense - net is generally presented using the reported effective rate.

EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin - These measures are used by investors, financial analysts and management to assess a company's profitability.

Reported net income - Praxair, Inc.	$419	$406	$389	$406	$339	$399	$356	$422	$401	$308	$416
Add: noncontrolling interests	16	14	15	13	5	10	10	9	12	11	12
Add: interest expense - net	41	38	41	38	43	44	65	42	35	40	44
Add: income taxes	162	157	149	152	120	146	133	163	156	131	162
Add: depreciation and amortization	298	292	287	285	284	281	272	275	276	278	277
EBITDA	$936	$907	$881	$894	$791	$880	$836	$911	$880	$768	$911

Adjustments:
Add: Cost reduction program and other charges	—	—	—	—	96	—	—	—	19	146	—
Add: Pension settlement charge	2	—	—	—	4	—	—	—	7	—	—
Add: Transaction costs	14	15	6	—	—	—	—	—	—	—	—
Adjusted EBITDA	$952	$922	$887	$894	$891	$880	$836	$911	$906	$914	$911

Reported sales	2,922	2,834	2,728	2,644	2,716	2,665	2,509	2,595	2,686	2,738	2,757
EBITDA margin	32.0%	32.0%	32.3%	33.8%	29.1%	33.0%	33.3%	35.1%	32.8%	28.0%	33.0%
Adjusted EBITDA margin	32.6%	32.5%	32.5%	33.8%	32.8%	33.0%	33.3%	35.1%	33.7%	33.4%	33.0%

CONTACT:
Praxair, Inc.
Media:
Lisa Esneault, 203-837-2448
lisa_esneault@praxair.com
or
Investors:
Juan Pelaez, 203-837-2213
juan_pelaez@praxair.com